Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 5, 2017, 9:00 a.m. EDT	Contact:	Jack Isselmann, Public Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier and Mitsubishi UFJ Lease & Finance (MUL) Sign Agreement for more than $1.0 Billion in Railcar Business in North America

~ MUL to increase railcar portfolio from 5,000 units to 25,000 units over next few years ~

~ MUL places multi-year order for 6,000 new railcars ~

~ MUL and Greenbrier enter into exclusive manufacturing relationship for 6 years ~

~ MUL/Greenbrier form joint venture company to exclusively manage MUL railcars ~

Lake Oswego, Oregon, April 5, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) and Tokyo-based MUL today announced execution of a Memorandum of Understanding (MOU) to substantially expand the parties’ existing commercial relationship in North America. MUL intends to grow its portfolio from 5,000 railcars to a total of 25,000 railcars over the next four years. The MOU includes a multi-year purchase commitment by MUL for 6,000 newly-manufactured railcars from Greenbrier through 2020. Further, MUL has committed to obtain all its newly-manufactured railcars exclusively from Greenbrier through 2023. In addition to the new equipment ordered, over the next few years, MUL will supplement its portfolio growth through a combination of lease syndications and used equipment owned and originated by Greenbrier. The combined value of the transaction announced today exceeds $1 billion.

In 2014, Greenbrier and MUL collaborated on a railcar lease syndication and asset management partnership designed to establish MUL as a leading owner and lessor of railcar assets in North America. Under this arrangement, Greenbrier has syndicated and sold to MUL nearly 5,000 new and used, leased railcars, which Greenbrier currently manages.

The MOU provides that the parties will form a new asset management service entity, owned 50% by each company, solely for railcars in the MUL fleet. The 5,000 cars currently managed by Greenbrier will be managed by this new entity. Greenbrier will receive fee income from MUL related to its railcar asset management services.

“Greenbrier’s business relationship with MUL continues to flourish as we focus on mutually beneficial transactions to achieve our respective business goals. The MOU we announced today advances Greenbrier’s well-established strategy to reduce the amount of long-term capital invested in our Leasing & Services business as we drive greater transaction volume through our lease underwriting, syndication and asset management model. From modest beginnings, Greenbrier has evolved a very successful, asset-light leasing and asset management business that today manages over 265,000 railcars and completed over $1.2 billion in lease syndications during the last two years,” said William A. Furman, Chairman and CEO.

MUL President & CEO Tadashi Shiraishi said, “MUL is committed to growing our investment in railcars to serve the North American freight rail market. We have set an ambitious

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Greenbrier & Mitsubishi UFJ Lease & Finance Sign Agreement . . . (Cont.)	Page 2

target to increase MUL’s market share to a level that places it among North America’s top 8 leading operating lessors of railcars. MUL selected Greenbrier as the exclusive builder of new railcars for our fleet because of Greenbrier’s well-established reputation for building high quality freight railcars. MUL has also secured access to Greenbrier’s proficiency in railcar management through the formation of a new enterprise that will serve as the sole provider of railcar management supporting MUL’s rapidly expanding fleet.”

Furman concluded, “MUL is a good and trusted partner, joining other Greenbrier syndication partners and industry customers who buy our railcars and access various services supplied through our integrated services model. Under this model, Greenbrier assumes fiduciary duties including management of complex information with firewall protections to ensure complete customer confidentiality. We value the optimism and long-term view that MUL brings with its approach to the freight car markets. We appreciate the opportunity to extend our business relationship with MUL into the next decade and we are pleased to support U.S. rail industry jobs through this new investment.”

The agreements discussed in this release, including the sale of new and used railcars, are subject to agreement on remaining terms and completion of documentation, and other customary conditions.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe. We also build and market marine barges in North America. We manufacture freight railcars and rail castings in Brazil through a strategic partnership. Through our European manufacturing operations, we recently began delivery of U.S.-designed tank cars to Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination to be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,000 railcars and performs management services for over 266,000 railcars.

About MUL

Mitsubishi UFJ Lease & Finance Company Limited (MUL) is a prominent global leasing company headquartered in Tokyo, Japan. MUL, incorporated in April 1971, focuses on leasing, instalment sales, various types of financing, and international business. MUL’s principal shareholders are Mitsubishi Corporation, Mitsubishi UFJ Financial Group, Inc. MUL is publicly listed on the Tokyo Stock Exchange (TSE: 8593) and the Nagoya Stock Exchange (NSE: 8593).

As one of the industry’s leading companies, MUL’s business extends beyond conventional leasing and finance, with the company offering a wide variety of services including eco-and energy-related services, real estate, medical and long-term care services, overseas market-entry support, used equipment trading business and global asset business.

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Greenbrier & Mitsubishi UFJ Lease & Finance Sign Agreement . . . (Cont.)	Page 3

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2016, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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